Exhibit 10.2

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this “Agreement”) dated May 18, 2020, is by and between ARCADIA BIOSCIENCES, INC., a Delaware corporation (“Borrower”), and MIDFIRST BANK, a federally chartered savings association (“Lender”).

RECITALS:

A.Borrower and Lender entered into that certain Loan Agreement dated as of the date hereof (the “Loan Agreement”) pursuant to which the Lender has made a revolving line of credit loan available to Borrower in the maximum principal amount of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00) (the “Loan”) upon the terms and conditions set forth in the Loan Agreement.  All capitalized terms used in this Agreement and not otherwise defined have the meanings given to such terms in the Loan Agreement.

B.The Loan is evidenced by that certain Promissory Note dated of even date herewith, made by Borrower in favor of Lender (the “Note”).

C.Lender and Borrower now desire to enter into this Agreement to grant to Lender a first priority lien and security interest in and to, and a right of set-off with respect to, the Deposit Account (as hereinafter defined) to secure Borrower’s obligations under the Loan Documents.

NOW, THEREFORE, Borrower and Lender hereby agree as follows:

1.Establishment of Controlled Account.

(a)Establishment.  Borrower and Lender agree that substantially concurrently herewith, that certain deposit account number 2525001671in the name of Borrower with a minimum balance of Two Million and No/100 Dollars ($2,000,000.00) (the “Deposit Account”) is established and shall be maintained with Lender.

(b)Control; Disbursements.  Lender has sole control of the Deposit Account.

2.Grant of Security Interest.

(a)As collateral security for the prompt and complete payment when due of all the Obligations under the Loan Documents, Borrower has granted, bargained, sold, assigned, pledged, and set over and by these presents does hereby grant, bargain, sell, assign, pledge, transfer and set over unto the Lender for the benefit of Lender and its successors and assigns, a security interest in and to, all of Borrower’s right, title and interest in and to the Deposit Account (including cash now or hereafter held by the Lender or deposited in the Deposit Account), together with all rights and proceeds respecting Deposit Account.  Borrower does hereby grant control of the Deposit Account to Lender in accordance with the Arizona Uniform Commercial Code.  If requested by Lender, Borrower authorizes Lender prepare and file one or more UCC financing statements for filing by Lender with the Arizona Secretary of State (the jurisdiction of Borrower’s formation), or such other governmental offices as Lender may deem necessary to perfect its security interests hereunder and Borrower agrees to execute and deliver one or more control agreements or other documents requested by Lender.  Borrower authorizes Lender to enter into any agreement or other instruments as Lender deems necessary to effect control over the Deposit Account and all amounts on deposit therein.  Notwithstanding anything to the contrary in this Agreement, the assignment of Borrower’s rights and interests in and to the Deposit Account and all amounts on deposit therein does not include Borrower delegating or assigning to Lender any of its obligations under the Deposit Account and any agreement governing such Deposit Account between Lender, in its capacity as the administrator of the account, and Borrower.

(b)To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner, Borrower acknowledges and agrees that it is not commercially unreasonable for Lender to (i) fail to incur expenses to prepare the Deposit Account for disposition, (ii) to fail to obtain governmental or third party consents for the disposition of the Deposit Account, (iii) to fail to remove liens or encumbrances on or any adverse claims against the Deposit Account, (iv) to disclaim disposition warranties, or (v) to the extent deemed appropriate by Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Deposit Account.  Borrower acknowledges that the purpose of this Section 2(b) is to provide non-exhaustive indications of what actions or omissions by Lender would fulfill Lender’s duties under the Uniform Commercial Code or other law of the State of Arizona or any other relevant jurisdiction in Lender’s exercise of remedies against the Deposit Account and that other actions or omissions by Lender shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 2(b).  Without limitation upon the foregoing, nothing contained in this Section 2(b) shall be construed to grant any rights to Borrower or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 2(b).

(c)Borrower represents and warrants to Lender as follows: (a) Borrower’s exact legal name is as indicated in the introductory paragraph hereof and on the signature page hereof and (b) Borrower is an organization of the type, and is organized in the jurisdiction set forth in the introductory paragraph hereof.  Borrower covenants with Lender as follows: (x) without providing at least 30 days prior written notice to Lender, Borrower will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (y) if Borrower does not have an organizational identification number and later obtains one, Borrower shall forthwith notify Lender of such organizational identification number, and (z) Borrower will not change its type of organization, jurisdiction of organization or other legal structure.

3.Terms and Conditions.

(a)Administration by Lender of the Deposit Account.  The Deposit Account shall be held in the sole dominion and control of Lender and shall be administered, invested and managed by Lender in its reasonable discretion, and Borrower shall have no rights or powers with respect to, or control over, the Deposit Account.

(b)Lender’s Rights.  Lender has, with respect to the amounts deposited by Borrower into the Deposit Account, all rights and remedies of a secured party under Articles 8 and 9a of the Arizona Uniform Commercial Code and other applicable laws.  Borrower does hereby grant Lender, control of the Deposit Account and any funds therein, as provided by the applicable Uniform Commercial Code.

(c)Set-Off.  In addition to any other rights and remedies of Lender, Lender is authorized at any time and from time to time, following the occurrence of an Event of Default, without prior notice to Borrower (any such notice being waived by Borrower to the fullest extent permitted by law) to setoff and apply any and all amounts in Deposit Account at any time held by Lender to or for the credit or the account of Borrower against any and all obligations of Borrower under the Loan Documents, now or hereafter existing, irrespective of whether or not Lender shall have made demand under the Loan Agreement or any other Loan Document and although such amounts owed may be contingent or unmatured.  If Lender exercises such setoff right, it agrees promptly to notify Borrower after any such setoff and application made by Lender and to provide a reasonable accounting of how such setoff was applied; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.

4.Termination and Disbursements from the Deposit Account.  Upon the payment and performance in full of Borrower’s obligations under the Loan Documents, including the payment in full of all amounts owing under the Loan by Borrower and the termination of any commitments for future Advances under the Loan Documents, Lender agrees to deliver and assign back to Borrower all of Lender’s rights in and to the Deposit Account and all funds then contained therein.

5.Borrower Waivers.

(a)Note and Notice Waivers.  Borrower waives, to the full extent permitted by law, presentment, notice of dishonor, protest, notice of protest, notice of intent to accelerate, notice of acceleration, and all other notices or demands of any kind (including, without limitation, notice of the acceptance by Lender of this Agreement, notice of the existence, creation, non-payment, or non-performance of any or all Obligations, and notice of the acts or omissions of Lender, excepting only notices specifically provided for in this Agreement.

(b)Waiver of Acts and Omissions of Lender.  Borrower waives any defense to enforcement of the Obligations or any liens and encumbrances granted by Borrower based on acts and omissions of Lender.

(c)Waiver of Statute of Limitations.  To the full extent permitted by law, Borrower waives any and all statutes of limitations as a defense to any or all Obligations.

(d)Waiver of Law and Equitable Principles Conflicting With This Agreement.  Borrower waives any and all provisions of law and equitable principles that conflict with this Agreement.

6.Remedies.

(a)General.  Notwithstanding any provision to the contrary herein or any of the other Loan Documents, upon the happening of any Event of Default under the Loan Agreement, Lender may exercise all rights and remedies available to it under the Uniform Commercial Code,  hereunder or under any or all of the Loan Documents.

(b)Application of Funds.  From and after the occurrence and during the continuation of an Event of Default and without notice to or comment from Borrower, Lender may apply such sums in the Deposit Account to Borrower’s Obligations under the Loan Documents in such order as Lender may determine, in its sole and absolute discretion.

(c)Set Off.  In addition to the foregoing contractual right to apply the funds held in the Deposit Account, if an Event of Default exists and is continuing, Lender is authorized at any time and from time to time during the continuance of the Event of Default, without prior notice to Borrower (any such notice being waived by Borrower to the fullest extent permitted by law) to set-off and apply any and all deposits or deposit accounts (general or special, time or demand, provisional or final) at any time held by Lender to or for the credit or the account of Borrower against any and all obligations of Borrower under the Loan Documents, now or hereafter existing, irrespective of whether or not Lender shall have made demand under this Loan Agreement or any other Loan Document and although such amounts owed may be contingent or unmatured.

7.Further Assurances.  Borrower will, at any time and from time to time, execute and deliver such further documents, instruments and agreements and do such further acts as shall be required by law or be requested by Lender in its reasonable discretion to confirm, perfect, protect or further assure the interests of Lender hereunder, including but not limited to the perfection and maintenance of a first priority lien and security interest in the Deposit Account.

8.No Liability for Lawful Actions.  Neither Lender nor any of its officers, directors, employees, agents, advisers, attorneys‑in‑fact or affiliates shall be liable for any action lawfully taken or omitted to be taken by any of them under or in connection with this Agreement (except for gross negligence or willful misconduct).

9.Notices.  All notices, requests, demands or other communications to or upon the parties hereto shall be deemed to have been given or made when mailed, delivered or transmitted in accordance with the requirements of the Loan Agreement.

10.No Failure, etc.  No failure to exercise and no delay in exercising on the part of the Lender of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other power or right.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law or at equity.

11.Waiver; Amendments.  None of the terms and provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing executed by the parties hereto.

12.Representations, Warranties and Covenants.

(a)Representations.  Borrower hereby represents and warrants to Lender, effective upon the date hereof:

(i)No filing, recordation, registration or declaration with or notice to any person or entity is required in connection with the execution, delivery and performance of this Agreement by Borrower or in order to preserve or perfect the first priority lien and charge intended to be created hereunder in the Deposit Account.

(ii)Except for the security interest granted to Lender pursuant to this Agreement, Borrower is the sole owner of the Deposit Account, having good and marketable title thereto, free and clear of any and all mortgages, liens, security interests, encumbrances, claims or rights of others.

(iii)No security agreement, financing statement, control agreement, equivalent security or lien instrument or continuation statement covering all or any part of the Deposit Account exists or is on file or of record in any public office, except such as may have been given or filed by Borrower in favor of Lender.

(b)Covenants.  Without the prior written consent of the Lender, Borrower hereby covenants and agrees that it will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Deposit Account, nor will it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to the Deposit Account or any interest therein, except for the security interest provided for by this Agreement.

(c)Defense of Title.  Borrower hereby covenants and agrees that it will defend the right, title and security interest of Lender in and to the Deposit Account against the claims and demands of all persons whomsoever except to the extent the same arise out of the willful misconduct or gross negligence of Lender.

13.Expenses and Liabilities.  Borrower shall pay all costs and out‑of‑pocket reasonable expenses of Lender in connection with the maintenance and operation of this Agreement made in accordance with the terms hereof.  Borrower also agrees to pay all costs of Lender, including reasonable attorneys’ fees, incurred with respect to the enforcement of the rights of Lender hereunder.

14.Governing Law. THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES.

15.Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

16.Successors and Assigns.  This Agreement and all obligations of Borrower under this Agreement are binding upon the successors or assigns of Borrower, and, together with the rights and remedies of Lender hereunder, inure to the benefit of Lender and their successors and assigns.

17.Indemnification.  Borrower agrees to indemnify and hold harmless Lender, and its affiliates, officers, directors, employees, attorneys, and other agents from and against any and all claims, causes of action, and judgments, of any nature, arising under, or in connection with, this Agreement, the assignment of Borrower’s rights in and to the Deposit Account, or any other claim made by any person or entity in connection with this Agreement unless said claim was caused by the gross negligence or intentional misconduct of Lender.

18.No Third Party Beneficiaries.  This Agreement is for the benefit of Lender and Borrower only and is not intended to benefit any other third party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed or caused this instrument to be duly executed and delivered as of the date first above written.

BORROWER:

ARCADIA BIOSCIENCES, INC., a Delaware corporation

By: /s/ Pamela Haley

Name: Pamela Haley

Title: CFO

LENDER:

MIDFIRST BANK, a federally chartered savings association

By: /s/ Ryan Helm

Name: Ryan Helm

Title:  Senior Vice President